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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 27, 1998




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.


1-11375       UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839        COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321





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Item 5.  Other Events.

Share Repurchases

In April 1998, the Boards of Directors of Unicom Corporation and Commonwealth Edison Company (ComEd) each approved the repurchase of up to 33 million shares of common stock. The repurchase of such shares is expected to be financed using proceeds from the issuance of certain asset-backed securities, known as "transitional funding instruments," which ComEd has been authorized to issue under the provisions of the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. On October 27, 1998, Unicom announced that up to $200 million in funds obtained from operations or other sources may be used to repurchase such shares either before or after the receipt of funds from the issuance of the transitional funding instruments. The transitional funding instruments are expected to be the ultimate source of funding for the stock repurchases.




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                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                       UNICOM CORPORATION
                                          (Registrant)


Date: October 27, 1998        By:       John C. Bukovski
                                     ----------------------
                                        John C. Bukovski
                                        Senior Vice President





                                     COMMONWEALTH EDISON COMPANY
                                          (Registrant)


Date: October 27, 1998        By:       John C. Bukovski
                                      ------------------------
                                        John C. Bukovski
                                        Senior Vice President